Exhibit 4.2

CRESTWOOD MIDSTREAM PARTNERS LP,

CRESTWOOD MIDSTREAM FINANCE CORP.,

THE GUARANTORS NAMED ON THE SIGNATURE PAGES HEREOF,

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of March 4, 2016

to

Indenture

dated as of November 8, 2013

6.125% Senior Notes due 2022

This FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 4, 2016, among Crestwood Operations LLC, a Delaware limited liability company, Crestwood Services LLC, a Delaware limited liability company, Crestwood West Coast LLC, a Delaware limited liability company, Crestwood Sales & Services Inc., a Delaware limited liability company, Crestwood Transportation LLC, a Delaware limited liability company and Stellar Propane Service, LLC a Delaware limited liability company (the “New Guarantors”), each of which is a Domestic Subsidiary of Crestwood Midstream Partners LP, a Delaware limited partnership (the “Company”), and Crestwood Midstream Finance Corporation, a Delaware corporation (the “Co-Issuer” and, together, with the Company, the “Issuers”), each other existing Guarantor under the Indenture referred to below and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Issuers and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended, or supplemented, the “Indenture”), dated as of November 8, 2013, providing for the issuance of the Issuers’ 6.125% Senior Notes due 2022 (the “Notes”);

WHEREAS, Section 4.15 of the Indenture provides that under the circumstances set forth therein, the New Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall unconditionally guarantee all of the Issuers’ Obligations under the Indenture and the Notes on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Issuers and the existing Guarantors are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Issuers, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. DEFINED TERMS. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The New Guarantors hereby unconditionally Guarantees, jointly and severally with all existing Guarantors (if any), on the terms and subject to the conditions set forth in Article 10 of the Indenture and agrees to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3. NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, stockholder, member or partner of either of the Issuers, any parent entity of the Company or any Subsidiary of the Company, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

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4. NOTICES. All notices or other communications to the New Guarantors shall be given as provided in Section 12.02 of the Indenture.

5. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

6. GOVERNING LAW. THE INDENTURE, THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile of PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

8. EFFECT OF HEADINGS. The Section headings of this Supplemental Indenture have been inserted for convenience of reference only and are not to be considered part of this Supplemental Indenture or the Indenture and will in no way modify or restrict any of the terms or provisions hereof or thereof.

9. SEVERABILITY. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

10. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not those of the Trustee, and the Trustee assumes no responsibility for their correctness.

[NEXT PAGE IS SIGNATURE PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

CRESTWOOD OPERATIONS LLC
CRESTWOOD SERVICES LLC
CRESTWOOD WEST COAST LLC
CRESTWOOD SALES & SERVICES INC.
CRESTWOOD TRANSPORTATION LLC
STELLAR PROPANE SERVICE, LLC

By:	/s/ Robert T. Halpin
Name:	Robert T. Halpin
Title:	Senior Vice President and Chief Financial Officer

CRESTWOOD MIDSTREAM PARTNERS LP

By:	Crestwood Midstream GP LLC, its general partner

By:	/s/ Robert T. Halpin
Name:	Robert T. Halpin
Title:	Senior Vice President and Chief Financial Officer

CRESTWOOD MIDSTREAM FINANCE CORP.

By:	/s/ Robert T. Halpin
Name:	Robert T. Halpin
Title:	Senior Vice President and Chief Financial Officer

ARLINGTON STORAGE COMPANY, LLC
ARROW FIELD SERVICES, LLC
ARROW MIDSTREAM HOLDINGS, LLC
ARROW PIPELINE, LLC
ARROW WATER, LLC
STAGECOACH PIPELINE & STORAGE COMPANY LLC
CMLP TRES MANAGER LLC

Signature Page to First Supplemental Indenture

CMLP TRES OPERATOR LLC

By:	/s/ Robert T. Halpin
Name:	Robert T. Halpin
Title:	Senior Vice President and Chief Financial Officer

COWTOWN GAS PROCESSING PARTNERS L.P.

By:	Crestwood Gas Services Operating GP LLC, its general partner

COWTOWN PIPELINE PARTNERS L.P.

By:	Crestwood Gas Services Operating GP LLC, its general partner

By:	/s/ Robert T. Halpin
Name:	Robert T. Halpin
Title:	Senior Vice President and Chief Financial Officer

CRESTWOOD APPALACHIA PIPELINE LLC
CRESTWOOD ARKANSAS PIPELINE LLC
CRESTWOOD CRUDE LOGISTICS LLC
CRESTWOOD CRUDE SERVICES LLC
CRESTWOOD CRUDE TERMINALS LLC
CRESTWOOD CRUDE TRANSPORTATION LLC
CRESTWOOD DAKOTA PIPELINES LLC
CRESTWOOD GAS MARKETING LLC
CRESTWOOD GAS SERVICES OPERATING GP LLC
CRESTWOOD GAS SERVICES OPERATING LLC
CRESTWOOD MARCELLUS MIDSTREAM LLC
CRESTWOOD MARCELLUS PIPELINE LLC
CRESTWOOD MIDSTREAM OPERATIONS LLC
CRESTWOOD NEW MEXICO PIPELINE LLC
CRESTWOOD OHIO MIDSTREAM PIPELINE LLC
CRESTWOOD PANHANDLE PIPELINE LLC
CRESTWOOD PIPELINE EAST LLC

Signature Page to First Supplemental Indenture

CRESTWOOD PIPELINE LLC
CRESTWOOD SABINE PIPELINE LLC
CRESTWOOD STORAGE INC.
E. MARCELLUS ASSET COMPANY, LLC
FINGER LAKES LPG STORAGE, LLC
SABINE TREATING, LLC
US SALT, LLC

By:	/s/ Robert T. Halpin
Name:	Robert T. Halpin
Title:	Senior Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Raymond S. Haverstock
Authorized Signatory

Signature Page to First Supplemental Indenture